UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2013 (September 16, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway

Overland Park, Kansas 66251

(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Long-Term Incentive Compensation Plan

On July 24, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Sprint Corporation (the “Company”) established the terms, performance objectives and target opportunities of the Company’s 2013 Long-Term Incentive Plan (the “2013 LTI Plan”) for officers and other eligible employees of the Company. On September 16, 2013, as described below, the Committee changed the objective under the 2013 LTI Plan from net service revenue to net subscriber additions.

The 2013 LTI Plan provides that the number of performance-based restricted stock units (the “performance-based RSUs”) granted under the 2013 LTI Plan vests on February 27, 2016 to the extent the Company achieves specified results in the performance period through December 31, 2015 on specified corporate objectives. Payment on the adjusted EBITDA objective in excess of 150% up to 200% of opportunity is contingent on achievement on the corporate objective of retail net subscriber (i.e., both prepaid and postpaid, exclusive of wholesale) additions (which replaces the net service revenue objective approved on July 24th). The Committee believes use of retail net subscriber additions supports the company’s core focus of growing its subscriber base. In all other respects, the design of the 2013 LTI Plan remains the same, including that failure to attain the threshold goal for the performance objectives results in forfeiture of the associated opportunity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2013	Sprint Corporation

	By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady, Assistant Secretary